Exhibit 1.1

Execution Version

SOUTHWEST AIRLINES CO.

$750,000,000 4.750% NOTES DUE 2023

$1,250,000,000 5.250% NOTES DUE 2025

UNDERWRITING AGREEMENT

April 29, 2020

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

As the Representatives of the several Underwriters

Ladies and Gentlemen:

Southwest Airlines Co., a Texas corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule I hereto (i) $750,000,000 aggregate principal amount of its 4.750% Notes due 2023 (the “2023 Notes”) and (ii) $1,250,000,000 aggregate principal amount of its 5.250% Notes due 2025 (the “2025 Notes” and together with the 2023 Notes, the “Notes”) on the terms and conditions stated herein. The Notes will be issued under an indenture dated as of September 17, 2004 (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as Trustee. As used herein, unless the context otherwise requires, the term “Underwriters” shall mean the firms named as Underwriters in Schedule I, and the terms “you” or “Representatives” shall mean BofA Securities, Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC. Terms not otherwise defined herein shall have the meanings specified in the Indenture. For purposes hereof, the term “Operative Agreements” shall mean, collectively, this Agreement, the Indenture and the Notes.

The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-222963), including the related preliminary prospectus or prospectuses, which registration statement automatically became effective upon filing on February 9, 2018, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). Such registration statement covers the registration of debt securities of the Company, including the Notes, under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of paragraph (b) of Rule 424 (“Rule 424(b)”) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the 1933 Act. Such registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the 1933 Act and the documents incorporated therein pursuant to Part I, Item 12 of Form S-3 as of its most recent effective date, is hereinafter referred to as the “Registration Statement,” and the related base prospectus in the form first used to confirm sales of the Notes (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the 1933 Act), including the documents incorporated therein pursuant to Part I, Item 12 of Form S-3 as of such date, is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Notes in the form first used to confirm sales of the Notes (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the 1933 Act), including the documents incorporated therein pursuant to Part I, Item 12 of Form S-3 as of such date of such prospectus or prospectus supplement, is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.

For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

1. Representations and Warranties. (a) The Company represents and warrants to each Underwriter as of the date hereof and agrees with each Underwriter that:

(i) The Company has been duly organized and is validly existing as a corporation, in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package (as defined below) and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where those failures to so qualify, individually or in the aggregate, would not have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its consolidated subsidiaries taken as a whole or the ability of the Company to perform its obligations under, and consummate the transactions contemplated by, the Operative Agreements (a “Material Adverse Effect”); and none of the subsidiaries of the Company is a “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X).

(ii) The Company is a well-known seasoned issuer (as defined in Rule 405 of the 1933 Act Regulations) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. At the time of first filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations in connection with the offering pursuant to Rules 164, 405 and 433 of the 1933 Act Regulations. The Registration Statement has become effective; and no stop order suspending the effectiveness of the Registration Statement has been issued, and, to the Company’s knowledge, no proceedings for that purpose have been initiated or threatened by the Commission and any request on the part of the Commission for additional information has been complied with.

At the respective times the first filing of the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time (as defined below), the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the 1939 Act and the rules and regulations of the Commission thereunder and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, as of its date, at the time the Prospectus or any such amendment or supplement is first filed in accordance with Rule 424(b), and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the first filing of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations (after taking into account the information permitted to be omitted pursuant to Rules 430B and 430C of the 1933 Act Regulations, as applicable) and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), none of (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued as of or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the Final Term Sheet (as defined below), all considered together (collectively, the “General Disclosure Package”) or (y) when considered with the General Disclosure Package, (i) any individual Issuer Limited Use Free Writing Prospectus or (ii) any “bona fide electronic road show” as defined in Rule 433(h)(5) under the 1933 Act Regulations or additional written communication listed on Schedule IV (collectively, “Company Additional Written Communication”), included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) of the 1933 Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the 1933 Act and the 1933 Act Regulations. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the 1933 Act Regulations or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Except for the Issuer General Use Free Writing Prospectuses, if any, identified in Schedule III hereto, and Company Additional Written Communications, if any, identified in Schedule IV, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Issuer Free Writing Prospectus.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:45 p.m. (Eastern time) on April 29, 2020 or such other time as agreed by the Company and the Representatives.

“Final Term Sheet” means the pricing term sheet attached hereto as Schedule II.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Notes.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” means the Base Prospectus, as supplemented immediately prior to the Applicable Time including any document incorporated by reference therein as of the date of such supplement.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the issuer notified or notifies the Representatives as described in Section 5(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus relating to the Notes, the Statutory Prospectus, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this Section 1(a)(ii) shall not apply to (a) Underwriter Information (as defined below) or (b) that part of the Registration Statement which constitutes the Trustee’s Statement of Eligibility and Qualification under the 1939 Act (Form T-1).

(iii) The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the Prospectus and the General Disclosure Package, at the time the Registration Statement and any amendments thereto became effective, at the time the Prospectus was first filed with the Commission in accordance with Rule 424(b), at the Applicable Time and at the Closing Time, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(iv) The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its subsidiaries, for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied, except as stated therein, on a consistent basis throughout the entire period involved; and the financial schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus meet the requirements of the 1933 Act Regulations or the 1934 Act Regulations, as applicable, and fairly present the information required to be shown therein. The selected consolidated financial data incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus.

(v) Except as stated in or contemplated by the General Disclosure Package or the Prospectus, subsequent to the date of the most recent financial statements included or incorporated in the General Disclosure Package and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, properties, financial condition, results of operations or prospects of the Company and its consolidated subsidiaries taken as a whole (a “Material Adverse Change”).

(vi) The Company is a “citizen of the United States” within the meaning of Section 40102(a)(15)(C) of Title 49, U.S.C. and is the holder of an “air carrier operating certificate” issued by the Federal Aviation Administration pursuant to Section 44705 of Title 49, U.S.C. for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, which covers all of the Company’s airline operations.

(vii) This Agreement has been duly authorized, executed and delivered by the Company.

(viii) The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture has been duly qualified under the 1939 Act.

(ix) The Notes have been duly authorized by the Company and when duly authenticated by the Trustee and executed and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Notes will be legally and validly executed, issued and delivered and will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(x) The execution, delivery and performance of the Operative Agreements and the consummation of the transactions contemplated therein and in the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder and thereunder do not and will not conflict with or result in a breach of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or properties of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the assets or properties of the Company or any of its subsidiaries is subject, the result of which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, nor will such action result in any violation of (a) the provisions of the restated certificate of formation or bylaws of the Company or similar organizational documents of any of its subsidiaries or (b) any applicable law or statute or any order, rule, regulation or judgment of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except, with respect to (b) above, for any such violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xi) No authorization, approval, consent, order or license of or filing with or notice to any government, governmental instrumentality or court, domestic or foreign, is required on behalf of the Company or any of its subsidiaries for (a) the valid authorization, issuance, sale and delivery of the Notes, (b) the valid authorization, execution, delivery and performance by the Company of the Operative Agreements, or (c) the consummation by the Company of the transactions contemplated by the Operative Agreements, except such as are required under the 1933 Act, the 1934 Act, the 1939 Act and the securities or blue sky or similar laws of the various states and of foreign jurisdictions and under the Warrant Agreement by and between the Company and the United States Department of the Treasury, dated April 20, 2020.

(xii) Except as disclosed in the General Disclosure Package or the Prospectus, there is no action, suit or proceeding before or by any governmental agency or body or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties that individually (or in the aggregate in the case of any class of related lawsuits), could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect or that could reasonably be expected to, individually or in the aggregate, materially and adversely affect the consummation of the transactions contemplated by this Agreement or the other Operative Agreements.

(xiii) Except as disclosed in the General Disclosure Package or the Prospectus, no union contract dispute respecting the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that, in either case, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(xiv) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, and is in compliance with all statutes and regulations as required, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the General Disclosure Package and the Prospectus, except to the extent that the failure to so obtain, declare, file or comply would not, individually or in the aggregate, have a Material Adverse Effect.

(xv) Except as disclosed in the General Disclosure Package or the Prospectus, (a) to the knowledge of the Company, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the protection of human health and safety, the environment or the use, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect, and (b) the Company is not aware of any pending investigations which might lead to such claim or claims that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(xvi) There are no costs or liabilities associated with environmental laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with environmental laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xvii) Except as disclosed in the General Disclosure Package or the Prospectus, neither the Company nor any of its subsidiaries is in violation of its articles of incorporation, bylaws, certificate of formation or operative agreement, as applicable, or in default (nor has any event occurred which with notice or lapse of time or both would constitute a default or acceleration) in the performance of any obligation, agreement or condition contained in any indenture, mortgage, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties is bound or affected and none of the Company or any of its subsidiaries is in violation of any judgment, ruling, decree, order, franchise, license or permit or any statute, rule or regulation applicable to the business or properties of any of the Company or any of its subsidiaries, except for such violations or defaults which do not, individually or in the aggregate, have a Material Adverse Effect.

(xviii) Except as otherwise disclosed or incorporated in the General Disclosure Package and the Prospectus, each of the Company and its subsidiaries have insurance of the types and in the amounts as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering their respective business, assets, employees, officers and directors. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted, except to the extent that would not result in a Material Adverse Change.

(xix) Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the General Disclosure Package and the Prospectus, are, to the knowledge of the Company, an independent registered public accounting firm with the Public Company Accounting Oversight Board.

(xx) The Company is not an “investment company,” or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”) required to register under the Investment Company Act; and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, the Company will not be an “investment company,” or an entity “controlled” by an “investment company,” as defined in the Investment Company Act, required to register under the Investment Company Act.

(xxi) This Agreement and the other Operative Agreements will, upon execution and delivery thereof, conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus.

(xxii) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that are reasonably likely to adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls (whether or not remediated) and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (ii) there have been no changes in internal controls that have materially affected, or are reasonably likely to materially affect, internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxiii) Except as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company maintains required “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act) and the Company’s “disclosure controls and procedures” are designed to reasonably ensure that material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or furnishes under the 1934 Act is communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

(xxiv) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (a) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (d) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxv) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) and the applicable money laundering statutes of jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxvi) Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the

U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (a) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (b) to fund or facilitate any activities of or business in any Sanctioned Country or (c) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xxvii) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except for cases in which the failure to file such tax returns or pay such taxes would not, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles as applied in the United States have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has, individually or in the aggregate, had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to, individually or in the aggregate, have) a Material Adverse Effect.

(xxviii) Except as disclosed in the General Disclosure Package and the Prospectus or except as would not reasonably be expected to result in a Material Adverse Effect (a) the Company is not aware of any security breach or incident, unauthorized access or disclosure of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data or databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries in such databases) (collectively, “IT Systems and Data”); (b) neither the Company nor its subsidiaries have been notified of a security breach or incident, unauthorized access or disclosure or other compromise of any data processed or stored by third parties on behalf of the Company and its subsidiaries; and (c) the Company and its subsidiaries are materially in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT

Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. The Company has a security program that addresses the management of security and the security controls employed by the Company which includes: (a) documented policies that the Company internally publishes and communicates to appropriate personnel; and (b) policies and procedures that address and implement measures for (i) information classification and handling; (ii) physical security; and (iii) network and application security. The Company has an information security incident management program that addresses management of information security incidents.

(xxix) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxx) The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act Regulations. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the 1933 Act Regulations.

(b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters in connection with an offering of the Notes shall be deemed a representation and warranty by the Company to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate unless subsequently amended or supplemented subsequent thereto. None of the foregoing applies to statements in or omissions from any of the aforementioned documents based upon written information furnished to the Company by any Underwriter specifically for use therein.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto at a price equal to (i) 98.986% of the principal amount thereof, in the case of the 2023 Notes and (ii) 99.183% of the principal amount thereof, in the case of the 2025 Notes, plus, in each case, accrued interest, if any, from May 4, 2020, if closing occurs thereafter.

3. Delivery and Payment. (a) Payment of the purchase price for any Notes to be purchased by the Underwriters shall be made by wire transfer to such bank account in the United States as the Company may designate to you. The closing of the offering of the Notes shall occur at the offices of Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3900, Dallas, Texas 75201, or at such other place as shall be agreed upon by you and the Company, at 9:00 a.m., New York time, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date hereof or at such other date, time or location as otherwise shall be agreed upon by you and the Company (such time being referred to as the “Closing Time” and such date being referred to as the “Closing Date”). Unless otherwise specified, delivery of the Notes shall be made to The Depository Trust Company for your account against payment by you to the Company of the purchase price thereof by wire transfer of Federal funds or other immediately available funds. The Notes shall be registered in the form of one or more global certificates in the name of Cede & Co. or in such other names, and in such denominations, as you may request in writing at least two business days prior to the Closing Date. The Company agrees to have a form of the global certificate or certificates representing the Notes available for inspection by you electronically, not later than 5:00 p.m., New York time, on the business day prior to the Closing Date.

(b) It is understood that each Underwriter has authorized you, on its behalf and for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes that it has agreed to purchase. You, individually and not as a representative, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose check or checks shall not have been received by the Closing Time.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

5. Agreements. The Company covenants with each Underwriter that:

(a) Immediately following the execution of this Agreement and subject to paragraph (c) below, the Company will cause the Prospectus containing the information omitted in reliance upon Rule 430B, and any supplement thereto, to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed (without reliance on Rule 424(b)(8)), and will furnish to the Underwriters named therein as many copies of the Prospectus as you shall reasonably request.

(b) The Company will notify you immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act that will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (v) of any order preventing or suspending the use of any preliminary prospectus, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, (vi) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes, and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as possible. The Company will file the Final Term Sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such Rule and will file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act.

(c) For so long as a Prospectus is required to be delivered in connection with the Notes (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will give you notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act, or otherwise, and will furnish you with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be.

(d) The Company will deliver to you as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request. The Company will furnish to you as many copies of the Prospectus (as amended or supplemented) as you shall reasonably request, so long as you are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

(e) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented; (ii) subject to paragraph (c) above, amend or supplement the General Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(f) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes (including in circumstances where such requirement may be satisfied pursuant to Rule 172) any event shall occur or condition exist as a result of which it is necessary to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and, subject to paragraph (c) above, file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act, or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements. If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes (including in circumstances where such requirement may be satisfied pursuant to Rule 172) there occurred or occurs an event or development as a result of which an Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Notes or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify you and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) With respect to the sale of the Notes, the Company will make generally available to its security holders earning statements (in form complying with the provisions of Rule 158 under the 1933 Act), which will satisfy the requirements of Section 11(a) of the 1933 Act.

(h) The Company will endeavor, in cooperation with you, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate, and will maintain such qualifications in effect for so long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or to subject itself to taxation as doing business in any jurisdiction in which it is not otherwise required to be so qualified or subject itself to ongoing securities or corporate law reporting requirements in the jurisdiction. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as provided above.

(i) Between the date of this Agreement and the Closing Date, the Company shall not, without your prior written consent, offer, sell, or enter into any agreement to sell (as public debt securities registered under the 1933 Act (other than the Notes pursuant to this Agreement and the 1.250% Convertible Senior Notes due 2025 pursuant to that certain Underwriting Agreement, dated as of April 28, 2020, by and among the Company and the Representatives ) or as debt securities which may be resold in a transaction exempt from the registration requirements of the 1933 Act in reliance on Rule 144A thereunder and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the 1933 Act), any debt securities similar to the Notes, equipment notes, pass through certificates, equipment trust certificates or equipment purchase certificates secured by aircraft owned or leased by the Company (or rights relating thereto).

(j) The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the Final Term Sheet; provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectus. The Company represents that it has treated or agrees that it will treat each Issuer General Use Free Writing Prospectus as an Issuer Free Writing Prospectus, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer General Use Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

6. Conditions to the Obligations of Underwriters. The several obligations of the Underwriters to purchase the Notes pursuant to this Agreement will be subject at all times to the accuracy of the representations and warranties on the part of the Company herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed after the date hereof and prior to the Closing Date (including the filing of any document incorporated therein by reference), as of the Applicable Time and as of the Closing Date, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements contained herein, on its part to be performed and observed and to the following additional conditions precedent:

(a) At the Closing Time, (i) the Prospectus, and any supplement thereto, shall have been filed within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)); and (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

(b) At the Closing Time, you shall have received the following opinions:

(i) the opinion and negative assurance letter of the Executive Vice President, Chief Legal and Regulatory Officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit A hereto;

(ii) the opinion and negative assurance letter of Vinson & Elkins L.L.P., counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit B hereto; and

(iii) the opinion and negative assurance letter of Sidley Austin LLP, counsel to the Underwriters, with respect to such matters as you may reasonably request.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any Material Adverse Change that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable or inadvisable to proceed with the completion of the public offering of the Notes on the terms and in the manner contemplated by the Prospectus.

(d) You shall have received a certificate of the Chairman of the Board and Chief Executive Officer or the Executive Vice President and Chief Financial Officer of the Company, on the one hand, and the Treasurer, the Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, on the other hand, dated as of the Closing Date to the effect that:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Time with the same effect as if made at the Closing Time and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no Material Adverse Change.

(e) At the time of execution of this Agreement, the Underwriters shall have received a letter dated such date, in form and substance satisfactory to the Underwriters, from the Company’s independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain other financial or statistical data and certain financial information contained in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus.

(f) At the Closing Time, the Underwriters shall have received a letter, dated as of Closing Date, from the Company’s independent public accountants to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, (i) there shall not have been any downgrading in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the 1934 Act, or (ii) any public announcement that any such organization has under surveillance or review, in each case for possible change, its ratings of any such securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(h) At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and counsel for the Underwriters, this Agreement and all obligations of the

Underwriters hereunder may be cancelled by you at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof. Notice of any such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. Notwithstanding any such termination, the provisions of Sections 8 and 11 shall remain in effect.

7. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

(a) the filing of the Registration Statement and all amendments thereto, any preliminary prospectus, any Issuer Free Writing Prospectus, and the Prospectus and any amendments or supplements thereto;

(b) the preparation, printing, issuance and delivery of the Notes;

(c) the reasonably incurred fees and disbursements of the Company’s accountants and counsel and of the Trustee and its counsel, and of any issuing and paying agent or transfer agent;

(d) the qualification of the Notes under securities laws in accordance with the provisions of Section 5(h), including filing fees and the reasonably incurred fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey;

(e) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Underwriters of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

(f) the preparation and delivery to the Underwriters of copies of the Operative Agreements;

(g) any fees charged by rating agencies for the rating of the Notes;

(h) the fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonably incurred fees and expenses of counsel for the Underwriters relating to such filings); and

(i) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show.

If this Agreement is terminated by you in accordance with the provisions of Section 6 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonably incurred fees and disbursements of Sidley Austin LLP, counsel for the Underwriters. However, in any other case, including any termination pursuant to Section 9 or 10 hereof or no termination at all, the Underwriters will pay all of their own expenses, including their fees of counsel, transfer or other stamp taxes on resale of any of the Notes and any advertising expenses connected with any offers they may make.

8. Indemnification and Contribution; Default of Underwriters.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 405 under the 1933 Act), its selling agent and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact included in the Base Prospectus, the Statutory Prospectus, any preliminary prospectus relating to the Notes, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act Regulations, any “road show” as defined in Rule 433(h) under the 1933 Act Regulations or the Prospectus (or in any amendment or supplement thereto), any Company Additional Written Communication or any Testing-the-Waters Communication, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for inclusion in any such document (“Underwriter Information”). The Company hereby acknowledges that for purposes of this Agreement, the only Underwriter Information furnished shall be the information in the third paragraph under the heading “Underwriting,” the information in the third sentence under the heading “Underwriting—New Issue of Notes” and the information in the third sentence of the first paragraph and the first sentence of the second paragraph under the heading “Underwriting—Price Stabilization and Short Positions,” in each case contained in the Prospectus.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of the officers who signed the Registration Statement and each person, if any, who controls the Company, within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to the Underwriter Information provided by such Underwriter.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. The indemnifying party, upon request of the indemnified party, shall, and the indemnifying party may elect to, retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party shall have failed to retain counsel as required by the prior sentence to represent the indemnified party within a reasonable amount of time. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. The firm chosen to represent the indemnified parties shall be designated in writing by you in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 8 is required to be made but is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then the applicable indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of such

Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the proceeds from the offering of such Notes received by the Company (before deducting expenses) less total underwriting discounts and commissions paid to the Underwriters by the Company, and the total underwriting discounts and commissions paid to the Underwriters by the Company, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of such Notes. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or information supplied by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Notes they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

9. Default by an Underwriter. If, on the Closing Date, any Underwriter or Underwriters default in their obligations to purchase Notes hereunder and the aggregate principal amount of the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Notes, you may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Notes with respect to which such default or defaults occurs exceeds 10% of the total principal amount of the Notes and arrangements satisfactory to you and the Company for purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 7 and 8 hereof. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Termination. This Agreement shall be subject to termination, in the absolute discretion of the Underwriters, immediately upon notice to the Company, at any time if after the execution and delivery of this Agreement and prior to the Closing Time (a) trading generally shall have been suspended or materially limited on or by, as the case may be, either the New York Stock Exchange or the Nasdaq Global Market, (b) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (d) any outbreak or escalation of hostilities shall have occurred in which the United States is involved, any declaration of war by Congress or any substantial national or international calamity or emergency shall occur and the effect of which is such as to make it, in your judgment, impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated in the Prospectus or (e) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in your judgment, impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated in the Prospectus. In the event of any such termination of this Agreement, the provisions of Section 7 hereof, the indemnity and contribution agreements set forth in Section 8 hereof, and the provisions of Sections 11 through 15 hereof shall remain in effect.

11. Representations and Indemnities to Survive. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement, any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 7 and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the occurrence of the termination of this Agreement pursuant to Section 9 or 10, the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of such Notes and comply with its other obligations under Section 7.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by Federal Express service or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the representatives at BofA Securities, Inc., 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, Attention: High Grade Debt Capital Markets Transaction Management/Legal, facsimile: 212-901-7881; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attn: Investment Grade Syndicate Desk, facsimile: 212-834-6081; and Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division, facsimile: 212-507-8999. Notices to the Company shall be directed to it at Southwest Airlines Co., 2702 Love Field Drive, Dallas, Texas 75235-1611, Attention of the Executive Vice President and Chief Financial Officer, with a copy thereof directed to the Executive Vice President, Chief Legal and Regulatory Officer.

13. Successors. This Agreement shall inure to the benefit of and be binding upon you and the Company and any Underwriter who becomes a party hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto, their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

14. Arm’s-Length Transactions. The Company acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters on the other, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate and (f) any review by a Representative or any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Representative or such Underwriter and shall not be on behalf of the Company or any other person.

15. APPLICABLE LAW. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING OR ARISING OUT OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

16. Waiver of Jury Trial. All parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement. A party may submit its signed counterpart of this Agreement by facsimile and such counterpart so received by facsimile shall for all purposes constitute an original.

The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any instruments, agreements, certificates, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Agreement or the Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

18. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

19. Recognition of the U.S. Special Resolutions Regime.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20. Acknowledgment and Consent to Bail-In Provisions. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understandings between any Underwriter and the Company, each of the parties to this Agreement acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the Company of such shares, securities or obligations; (iii) the cancellation of the BRRD Liability; and (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Section 20:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

[signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between each Underwriter and the Company in accordance with its terms.

Very truly yours,

SOUTHWEST AIRLINES CO.

By:	/s/ David Christopher Monroe
Name: David Christopher Monroe
Title: Senior Vice President Finance and Treasurer

[Signature Page To Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

BOFA SECURITIES, INC.
BNP PARIBAS SECURITIES CORP.
CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES LLC
MORGAN STANLEY & CO. LLC
As Representatives of the several Underwriters

BOFA SECURITIES, INC.

By:	/s/ Jay Johnston
Name: Jay Johnston
Title: Managing Director

BNP PARIBAS SECURITIES CORP.

By:	/s/ Richard Murphy
Name: Richard Murphy
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarksi
Title: Managing Director

J.P. MORGAN SECURTIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page To Underwriting Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ Ian Drewe
Name: Ian Drewe
Title: Executive Director

SCHEDULE I

Underwriters	Aggregate Principal Amount of 2023 Notes	Aggregate Principal Amount of 2025 Notes
BofA Securities, Inc.	$111,000,000	$185,000,000
BNP Paribas Securities Corp.	$111,000,000	$185,000,000
Citigroup Global Markets Inc.	$111,000,000	$185,000,000
J.P. Morgan Securities LLC	$111,000,000	$185,000,000
Morgan Stanley & Co. LLC	$111,000,000	$185,000,000
Wells Fargo Securities LLC	$64,500,000	$107,500,000
Goldman Sachs & Co. LLC	$48,000,000	$80,000,000
Loop Capital Markets LLC	$28,875,000	$48,125,000
Standard Chartered Bank	$28,875,000	$48,125,000
Comerica Securities, Inc.	$9,750,000	$16,250,000
AmeriVet Securities, Inc.	$5,003,000	$8,337,000
Drexel Hamilton, LLC	$5,002,000	$8,338,000
Blaylock Van, LLC	$4,995,000	$8,325,000

Total	$750,000,000	$1,250,000,000

Schedule I

Filed Pursuant to Rule 433

Registration No. 333-222963

Dated April 29, 2020

SCHEDULE II

PRICING TERM SHEET

PRICING TERM SHEET

April 29, 2020

Southwest Airlines Co.

$750,000,000 4.750% Notes due 2023

$1,250,000,000 5.250% Notes due 2025

Issuer:	Southwest Airlines Co.

Securities:	$750,000,000 4.750% Notes due 2023 (“2023 Notes”) $1,250,000,000 5.250% Notes due 2025 (“2025 Notes” and, together with the 2023 Notes, the “Notes”)

Principal Amount:	2023 Notes: $750,000,000 2025 Notes: $1,250,000,000

Maturity Date:	2023 Notes: May 4, 2023 2025 Notes: May 4, 2025

Coupon:	2023 Notes: 4.750% 2025 Notes: 5.250%

Price to Public:	2023 Notes: 99.586% of the principal amount 2025 Notes: 99.783% of the principal amount

Yield to Maturity:	2023 Notes: 4.900% 2025 Notes: 5.300%

Interest Payment Dates: Payment Frequency:	May 4 and November 4, commencing November 4, 2020 Semi-Annually

Redemption Provisions:

Make-Whole Call:	2023 Notes: Treasury plus 50 basis points 2025 Notes: Treasury plus 50 basis points

Schedule II

Par Call:	2023 Notes: No par call 2025 Notes: At any time on or after April 4, 2025

Day Count Convention:	30/360

Change of Control Offer:	If a change of control triggering event occurs with respect to any series of Notes, the issuer will be required, subject to certain conditions, to offer to repurchase the applicable series of Notes at a purchase price equal to 101% of the principal amount of such series, plus accrued and unpaid interest on such series, if any, to, but excluding, the date of repurchase.

Settlement Date:	May 4, 2020 (T+3)

Net Proceeds (before expenses): CUSIP/ISIN:	2023 Notes: $742,395,000 (98.986% of the principal amount). 2025 Notes: $1,239,787,500 (99.183% of the principal amount). 2023 Notes: 844741 BH0 / US844741BH05 2025 Notes: 844741 BJ6 / US844741BJ60

Ratings (Moody’s/S&P/Fitch):* Trade Date:	Baa1/BBB/BBB+ April 29, 2020

Joint Book-Running Managers:	BofA Securities, Inc. BNP Paribas Securities Corp. Citigroup Global Markets Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Goldman Sachs & Co. LLC Wells Fargo Securities LLC

Co-Managers:	AmeriVet Securities, Inc. Blaylock Van, LLC Comerica Securities, Inc. Drexel Hamilton, LLC Loop Capital Markets LLC Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The information herein supplements the preliminary prospectus supplement and supersedes the information in the preliminary prospectus supplement to the extent inconsistent with the information in the preliminary prospectus supplement.

The issuer expects to deliver the Notes against payment for the Notes on the Settlement Date, which will be the third business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the second business day before the settlement date will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.

The issuer has filed a registration statement (including a preliminary prospectus supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement included in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at 1-800-294-1322; BNP Paribas Securities Corp. at 1-800-854-5674; Citigroup Global Markets Inc. at 1-800-831-9146; J.P. Morgan Securities LLC at 1-212-834-4533; or Morgan Stanley & Co. LLC at 1-866-718-1649.

Schedule II

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Schedule II

SCHEDULE III

Issuer General Use Free Writing Prospectus

The pricing term sheet identified on Schedule II.

Schedule III

SCHEDULE IV

Company Additional Written Communications

Electronic (Netroadshow) road show of the Company related to the offering of the Notes dated April 2020.

Schedule IV

Exhibit A

Opinion of Executive Vice President, Chief Legal and Regulatory Officer

1. Southwest has been duly incorporated and is an existing corporation in good standing under the laws of the State of Texas, with corporate power to own, lease, and operate its properties and conduct its business as described in the Prospectus; Southwest is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in the United States in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect.

2. To my knowledge, there is no action, suit, or proceeding before or by any governmental agency or body or court, domestic or foreign, now pending against Southwest or any of its subsidiaries or any of their respective properties that (i) is required to be disclosed in the Registration Statement and is not so disclosed or (ii) that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of Southwest to perform its obligations under any of the Operative Agreements.

3. Southwest is a “citizen of the United States” within the meaning of Section 40102(a)(15)(C) of Title 49, U.S.C. and is the holder of an “air carrier operating certificate” issued by the Federal Aviation Administration pursuant to Section 44705 of Title 49, U.S.C. for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

4. The execution, delivery, and performance by Southwest of the Operative Agreements, and the consummation by Southwest of the transactions contemplated by such documents, will not result in any violation of the provisions of the articles of incorporation, bylaws, certificate of formation, or operative agreement of Southwest or any of its subsidiaries, as applicable, or to my knowledge, any applicable law, administrative regulation, or any order or decree of any court, arbitrator, or governmental agency that is binding upon Southwest or its subsidiaries, or their respective properties, nor does any such action, to my knowledge, constitute a breach of, or default under, or (except as contemplated therein) result in the creation or imposition of any lien, charge, or encumbrance upon any assets of Southwest or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease, or other instrument to which Southwest or any of its subsidiaries is a party or by which such entity is bound or to which any of the assets of Southwest or its subsidiaries is subject.

5. To my knowledge, except as disclosed in the Registration Statement, the Base Prospectus, and the Prospectus, there is no event of default under any material agreement or instrument under which indebtedness of Southwest is outstanding or by which it is bound or any of its properties is subject.

6. In the course of the preparation of the Registration Statement and the Prospectus, I have participated in conferences with officers and certain representatives of Southwest, members of my legal staff, representatives of the registered public accountants for Southwest, and representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although I have not independently verified, am not passing upon, and am not assuming any responsibility for, or express any opinion regarding, the accuracy, completeness, or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing, in the course of acting as Executive Vice President, Chief Legal and Regulatory Officer to Southwest in this transaction, no facts have come to my attention that have caused me to believe that: (i) the Registration Statement (other than the exhibits thereto, the financial statements, financial statement schedules, and other financial data included therein, or incorporated or deemed incorporated by reference therein, or omitted therefrom), at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Prospectus (other than the financial statements, financial statement schedules, and other financial data included therein, or incorporated or deemed incorporated by reference therein, or omitted therefrom), as of its date contained, or as of the date hereof contains, any untrue statement of a material fact or, as of its date omitted, or as of the date hereof omits, to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or (iii) the General Disclosure Package (other than the financial statements, financial statement schedules, and other financial data included therein, or incorporated or deemed incorporated by reference therein, or omitted therefrom), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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Exhibit B

Opinions of Vinson & Elkins LLP

1. The execution and delivery by the Company of the Indenture, the Notes and the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and each of the Indenture, the global security representing the Notes and the Underwriting Agreement has been duly executed and delivered by the Company. The Indenture is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject, as to enforcement of legal remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect, and, as to remedies of specific performance and injunctive and other forms of equitable relief, to equitable defenses or principles and to the discretion of the court before which any proceeding may therefor be brought). When the Notes are authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Notes will have been validly issued and delivered by the Company and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (subject, as to enforcement of legal remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect, and, as to remedies of specific performance and injunctive and other forms of equitable relief, to equitable defenses or principles and to the discretion of the court before which any proceeding may therefor be brought).

2. The statements in each of the General Disclosure Package and the Prospectus under the captions “Description of Debt Securities,” “Description of Notes” and “Certain U.S. Federal Income Tax Considerations,” insofar as such statements purport to summarize legal matters or provisions of documents referred to therein, present fair summaries of such legal matters and documents in all material respects.

3. The Indenture is qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

4. The issuance and sale of the Notes to the Underwriters pursuant to the Underwriting Agreement, the valid authorization, execution and delivery of the Operative Agreements by the Company and the performance by the Company of its obligations under the Operative Agreements do not require the Company to obtain or effect any consent, approval, authorization, registration or qualification of or with any governmental agency or body of the United States or the State of Texas, except (i) for the registration of the Notes under the 1933 Act and the qualification of the Indenture under the 1939 Act and the rules and regulations thereunder, (ii) periodic and other reporting requirements under the Securities Exchange Act of 1934 (the “1934 Act”) and the 1934 Act Regulations, (iii) as may be required under state securities or “blue sky” laws and (iv) under the Warrant Agreement by and between the Company and the United States Department of the Treasury, dated April 20, 2020.

5. The Registration Statement has become effective under the 1933 Act and, to our knowledge, (i) no stop order suspending the effectiveness of the Registration Statement has been issued and (ii) no proceedings for that purpose have been instituted or threatened by the Commission.

6. Without independent check or verification of the statements contained therein, the Registration Statement, the Base Prospectus and the Prospectus (other than the financial statements, financial statement schedules and other financial data included therein, or omitted therefrom, as to which we are not expressing an opinion), in each case excluding the documents incorporated or deemed incorporated by reference therein, as of their respective effective or issue dates, appear on their face to have complied as to form in all material respects to the requirements of the 1933 Act.

7. Each document filed by the Company pursuant to the 1934 Act and incorporated or deemed incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus (other than the exhibits thereto, the financial statements, financial statement schedules and other financial data included therein, or incorporated or deemed incorporated therein by reference, or omitted therefrom, as to which we are not expressing an opinion), when so filed with the Commission, appeared on its face to have complied as to form in all material respects to the requirements of the 1934 Act.

8. The Company is not, and, solely after giving effect to the offer and sale of the Notes and the application of the net proceeds from such sale as described under the caption “Use of Proceeds” in the Prospectus, will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940.

9. In the course of the preparation of the Registration Statement and the Prospectus, we have participated in conferences with officers and certain representatives of the Company, in-house attorneys for the Company, representatives of the registered public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although we have not independently verified, are not passing upon, and are not assuming any responsibility for, or express any opinion regarding, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as and to the extent set forth in paragraph 2 of our opinion of even date herewith and delivered to the Underwriters pursuant to the Underwriting Agreement), on the basis of the foregoing, in the course of acting as counsel to the Company in this transaction, no facts have come to our attention that have caused us to believe that: (i) the Registration Statement (other than the exhibits thereto, the financial statements, financial statement schedules and other financial data included therein, or incorporated or deemed incorporated by reference therein, or omitted therefrom), at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Prospectus (other than the financial statements, financial statement schedules and other financial data included therein, or incorporated or deemed incorporated by reference therein, or omitted therefrom), as of its date contained, or as of the date hereof contains, any untrue statement of a material fact or, as of its date omitted, or as of the date hereof omits, to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or (iii) the General Disclosure Package (other than the financial

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statements, financial statement schedules and other financial data included therein, or incorporated or deemed incorporated by reference therein, or omitted therefrom), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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